EXHIBIT 23.1

CONSENT OF PERRY-SMITH, LLP

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-128691) of Franklin Resources, Inc. of our report dated March 27, 2007, relating to our audit of the financial statements of the Franklin Templeton Profit Sharing 401(k) Plan for the year ended September 30, 2006, which appears in this Form 11-K.

/s/ Perry-Smith LLP
Sacramento, California
March 27, 2007

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